UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2003

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Oak Road, Walnut Creek, California	94597-2098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (925) 658-7878

(Former name or former address, if changed since last report)

Item 5.	Other Events

On August 4, 2003, The PMI Group, Inc. announced that it is the strategic investor in a group that will acquire the holding company for Financial Guaranty Insurance Company, or FGIC, from General Electric Capital Corporation for $2.16 billion, including an approximately $260 million pre-closing dividend.

PMI’s equity investment will be approximately $607 million and will represent an ownership interest of approximately 42%. PMI’s principal co-investors in this transaction are The Blackstone Group and The Cypress Group who will each own approximately 23%. CIVC Partners, another investor, will own approximately 7%, and GE will maintain approximately 5% ownership of the common equity.

Upon the closing of the acquisition, Frank Bivona will be FGIC’s CEO. Mr. Bivona is the former Vice Chairman and Chief Financial Officer of Ambac Financial Group, Inc. PMI will appoint five of FGIC’s 14 directors, including the non-executive Vice Chairman of the Board. FGIC’s business plan will require approval by PMI as well as The Blackstone Group and The Cypress Group. PMI will have sole authority to appoint FGIC’s independent auditor.

The closing of the acquisition is subject to normal regulatory approvals, confirmation of ratings by the rating agencies and other customary closing conditions. The acquisition is expected to close in the fourth quarter of this year.

PMI’s approximately $607 million investment will be partially financed by the sale of approximately $100 million of common equity and approximately $207 million of equity-related securities. Approximately $300 million of cash from The PMI Group, Inc. will also be utilized to facilitate the completion of the transaction.

FORWARD-LOOKING STATEMENTS. Statements in this Form 8-K that are not historical facts or that relate to future plans, events or performance are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the investor group’s proposed acquisition of FGIC, and PMI’s plans with respect to the financing of its investment in the proposed acquisition. Readers are cautioned that these forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including, among others, the possibility that the acquisition will not close and the possibility that the closing may be delayed, as well as conditions affecting the financial guaranty or mortgage insurance industries and general economic conditions. PMI’s ability to complete its financing is subject to market conditions. Other risks and uncertainties that could affect PMI are discussed in its various Securities and Exchange Commission filings, including its report on Form 10-K for the year ended December 31, 2002, and its report on Form 10-Q for the quarter ended March 31, 2003. PMI undertakes no obligation to update forward-looking statements.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description

99.1	Stockholders Agreement, dated as of August 3, 2003

99.2	Equity Commitment Letter, dated as of August 3, 2003

Item 9.	Regulation FD Disclosure

FGIC is a triple–A rated financial guaranty company. At June 30, 2003, FGIC had $202 billion of insured par value in force, with approximately 90 percent of its business concentrated in municipal finance, primarily in the lowest risk categories of general obligation bonds and revenue bonds. As reported by FGIC, FGIC generated net income of $217.6 million, including net realized pre-tax gains of $68.5 million, for the year ended December 31, 2002, and net income of $106.0 million, including net realized pre-tax capital gains of $30.4 million, for the six months ended June 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PMI GROUP, INC. (Registrant)

August 6, 2003	By:	/s/ DONALD P. LOFE, JR.
Donald P. Lofe, Jr. Executive Vice President and Chief Financial Officer

/s/ BRIAN P. SHEA Brian P. Shea Vice President and Controller